UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2018

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	000-50484 (Commission File Number)	51-0407811 (I.R.S. Employer Identification No.)

3611 Valley Centre Drive Suite 500 San Diego, California (Address of principal executive offices)	92130 (Zip Code)

Registrant’s telephone number, including area code: (858) 369-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On June 4, 2018, MEI Pharma, Inc. issued two press releases relating to the presentation of clinical data at the 2018 America Society of Clinical Oncology (ASCO) Annual Meeting. A copy of the press release relating to Phase 1b clinical data for ME-401 in patients with indolent B-Cell Malignancies is attached hereto as Exhibit 99.1 and a copy of the press release relating to clinical data for ME-344 in HER2 negative breast cancer patients is attached hereto as Exhibit 99.2, each of which is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of MEI Pharma, Inc., dated June 4, 2018 relating to ME-401

99.2	Press release of MEI Pharma, Inc., dated June 4, 2018 relating to ME-344

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI Pharma, Inc.

Date: June 4, 2018	By:	/s/ Brian G. Drazba
	Name:	Brian G. Drazba
	Title	Chief Financial Officer and Secretary